AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1997
                                                     REGISTRATION NO. 333-41181
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                           PUGET SOUND ENERGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

           WASHINGTON                                  91-0374630
  (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                             411-108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                (425) 454-6363
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              JAMES P. TORGERSON
                             411-108TH AVENUE N.E.
                        BELLEVUE, WASHINGTON 98004-5515
                                (425) 454-6363
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

           ANDREW BOR                           CHRISTOPHER J. KELL
          PERKINS COIE                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM
 1201 THIRD AVENUE, 40TH FLOOR                    919 THIRD AVENUE
 SEATTLE, WASHINGTON 98101-3099               NEW YORK, NEW YORK 10022
         (206) 583-8888                            (212) 735-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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  TITLE OF EACH CLASS                      PROPOSED MAXIMUM  PROPOSED MAXIMUM      AMOUNT OF
  OF SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
       REGISTERED           REGISTERED        PER UNIT(1)    OFFERING PRICE(1)      FEE(2)
---------------------------------------------------------------------------------------------
Senior Notes...........    $500,000,000          100%          $500,000,000        $151,516

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(1) Estimated solely for the purpose of computing the registration fee.

(2) Previously filed.           ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED DECEMBER 15, 1997

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED DECEMBER 16, 1997)

                                 $500,000,000
                                                                   [LOGO OF PSE]

                            PUGET SOUND ENERGY, INC.
                       SENIOR MEDIUM-TERM NOTES, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                  -----------

  Puget Sound Energy, Inc. (the "Company") may offer from time to time its Senior Notes, designated Senior Medium-Term Notes, Series A (the "Notes"), in an aggregate principal amount of up to $500,000,000, subject to reduction as a result of sales of Senior Notes, other than the Notes, as described in the accompanying Prospectus. The Notes will be offered at varying maturities of nine months or more from their dates of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to maturity if specified in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate to be determined by the Company at or prior to the sale thereof. The aggregate principal amount, issue price, interest rate, maturity date, and optional redemption or repayment provisions for each Note will be established at the time of issuance of such Note and will be set forth therein and in a pricing supplement (a "Pricing Supplement") to this Prospectus Supplement. See "Description of Senior Medium-Term Notes, Series A." Each Note will be issued as either a Global Note registered in the name of a nominee of The Depository Trust Company, as Depository, or a certificate in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as described in the accompanying Prospectus, Certificated Notes will not be issued in exchange for the Global Notes. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement.

  UNTIL THE SUBSTITUTION DATE (AS DEFINED IN THE ACCOMPANYING PROSPECTUS), THE NOTES WILL BE SECURED BY THE COMPANY'S FIRST MORTGAGE BONDS (THE "FIRST MORTGAGE BONDS") ISSUED UNDER ITS ELECTRIC UTILITY MORTGAGE (AS DEFINED IN THE ACCOMPANYING PROSPECTUS) AND DELIVERED TO THE SENIOR NOTE TRUSTEE (AS DEFINED IN THE ACCOMPANYING PROSPECTUS). SEE "DESCRIPTION OF SENIOR MEDIUM-TERM NOTES, SERIES A--SECURITY" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF SENIOR NOTES--SECURITY; SUBSTITUTION DATE" IN THE ACCOMPANYING PROSPECTUS. ON THE SUBSTITUTION DATE, THE NOTES WILL CEASE TO BE SECURED BY SUCH FIRST MORTGAGE BONDS AND, AT THE COMPANY'S OPTION, EITHER (i) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (ii) WILL BE SECURED BY FIRST MORTGAGE BONDS ISSUED UNDER A MORTGAGE INDENTURE OTHER THAN THE ELECTRIC UTILITY MORTGAGE OR THE GAS UTILITY MORTGAGE (AS DEFINED IN THE ACCOMPANYING PROSPECTUS).
                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
===============================================================================

                       PRICE TO   AGENTS' COMMISSION         PROCEEDS TO
                      PUBLIC(1)   OR DISCOUNT (1)(2)        COMPANY(1)(3)
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Per Note..........       100%         .125%-.750%          99.875%-99.250%
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Total.............   $500,000,000 $625,000-$3,750,000 $499,375,000-$496,250,000

===============================================================================

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities, Inc. and Salomon Smith Barney (the "Agents"), individually or in a syndicate, may purchase Notes, as principal, from the Company for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and an Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its stated maturity, sold through an Agent. Commission with respect to Notes with stated maturities in excess of 30 years that are sold through such Agent will be negotiated between the Company and such Agent at the time of such sale. See "Plan of Distribution."
(2) The Company has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(3) Before deducting other expenses payable by the Company, including reimbursement of certain of the Agents' expenses, estimated at $600,000.

                                  -----------

  The Notes are being offered on a continuous basis by the Company through the Agents. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that all or any portion of the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits the offer on an agency basis, may reject such offer in whole or in part. See "Plan of Distribution of Notes."

                                  -----------
MERRILL LYNCH & CO.

                  NATIONSBANC MONTGOMERY SECURITIES, INC.

                                                      SALOMON SMITH BARNEY

                                  -----------

        The date of this Prospectus Supplement is December 16,1997.

  IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                  THE COMPANY

  Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company (the "Company"), is an investor-owned public utility incorporated in the state of Washington furnishing electric and, since February 10, 1997, gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington state. On February 10, 1997, the Company completed a merger (the "Merger") with the Washington Energy Company ("WECo") and its principal subsidiary, Washington Natural Gas Company ("WNG"). Seattle-based WNG provided natural gas distribution service in an area east of Puget Sound that included Seattle, Tacoma, Everett, Bellevue and Olympia. The Company changed its name to Puget Sound Energy, Inc. effective with the Merger.

  As of September 30, 1997, the Company had approximately 867,200 electric customers, consisting of 769,400 residential, 92,300 commercial, 4,100 industrial and 1,400 other customers and approximately 512,200 gas customers, consisting of 467,300 residential, 41,800 commercial, 3,000 industrial and 100 other customers. For the first nine months of 1997, the Company added approximately 9,900 electric customers and approximately 12,500 gas customers, representing annual growth rates of 1.2% and 2.5%, respectively. During the first nine months of 1997, the Company's billed revenues from electric utility operations were derived 44% from residential customers, 33% from commercial customers, 13% from industrial customers and 10% from sales to other utilities and others, and the Company's billed revenues from gas utility operations were derived 59% from residential customers, 29% from commercial customers, 9% from industrial customers and 3% from other customers. During this period, the largest single electric customer accounted for 2.4% of the Company's electric utility operating revenues, and the largest single gas customer accounted for 0.5% of the Company's gas utility operating revenues.

  Gross electric utility plant at September 30, 1997, was approximately $3.6 billion which consisted of 46% distribution, 26% generation, 15% transmission and 13% general plant and other. Gross gas utility plant at September 30, 1997, was approximately $1.2 billion which consisted of 80% distribution, 4% transmission and 16% general plant and other.

  The Company and its subsidiaries had approximately 3,044 aggregate full-time equivalent employees at September 30, 1997. The Company's executive office is located at 411--108th Avenue N.E., Bellevue, Washington 98004-5515, and its telephone number is (425) 454-6363.

               DESCRIPTION OF SENIOR MEDIUM-TERM NOTES, SERIES A

  The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the Senior Notes set forth in the Prospectus under the caption "Description of Senior Notes," to which description reference is hereby made. The Notes will be issued as a separate series of Senior Notes under the Indenture, dated as of December 1, 1997 (the "Senior Note Indenture"), as supplemented by a Supplemental Indenture dated as of December 1, 1997 (the "Supplemental Indenture"), between the Company and the Senior Note Trustee. Provisions of the Senior Note Indenture are more fully described under the caption "Description of Senior Notes" in the accompanying Prospectus. Capitalized words not defined herein are defined in the accompanying Prospectus.

GENERAL

  The Notes are limited to an aggregate principal amount of $500,000,000. The Senior Note Indenture does not limit the aggregate initial offering price of Senior Notes that may be issued thereunder, and Senior Notes may be issued thereunder from time to time in one or more series up to the aggregate initial offering price from time to time authorized by the Company for each series. As of the date of this Prospectus Supplement, no Senior Notes have been issued under the Senior Note Indenture. The Company may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Senior Notes under the Senior Note Indenture in addition to the $500,000,000 aggregate initial offering price of the Notes offered hereby.

  Each Note will be issued initially either as a Global Note or as a Certificated Note, in either case in fully registered form without coupons. Except as set forth in the accompanying Prospectus under the caption "Book-Entry System," owners of beneficial interests in Global Notes will not be entitled to receive individual Certificated Notes.

  The Notes will be offered on a continuous basis and will mature at par nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. The Pricing Supplement applicable to each issue of Notes will specify: (1) the designation and aggregate principal amount of such Notes; (2) the date on which such Notes will mature; (3) the interest rate or rates, or method of calculation of such rate or rates, on such Notes, and the date from which such interest will accrue; (4) the dates on which such interest will be payable; (5) the record dates for payments of interest; (6) any redemption terms; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Notes may be repaid, in whole or in part, at the option of the holder thereof; and (8) other specific terms applicable to such Notes. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.

  Unless otherwise indicated in the applicable Pricing Supplement, there are no provisions in the Senior Note Indenture or the Notes that require the Company to redeem, or permit the holders to cause a redemption of, the Notes or that otherwise protect the holders in the event that the Company incurs substantial additional indebtedness (except for certain restrictions on the Company's ability to create, assume or incur certain liens or to enter into certain financing transactions after the Substitution Date, as described in "Description of Senior Notes--Limitations on Liens" and "--Limitations on Sale-Leaseback Transactions" in the accompanying Prospectus), whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of long-term indebtedness by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

SECURITY

  Upon the issuance of any of the Notes prior to the Substitution Date, the Company will simultaneously deliver to the Senior Note Trustee, as security for such Notes, First Mortgage Bonds, Pledged Series A, issued under the Electric Utility Mortgage (the "Pledged Electric Bonds"). The Pledged Electric Bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as the Notes then issued.

  As provided in the Senior Note Indenture and the Supplemental Indenture to the Electric Utility Mortgage which sets forth the terms of the Pledged Electric Bonds, the Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Electric Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the Notes issued simultaneously with such Pledged Electric Bonds shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to the

Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium, if any or interest on such Notes.

  Reference is made to "Description of Senior Notes--Security; Substitution Date" in the accompanying Prospectus for a description of the circumstances under which all or part of the Pledged Electric Bonds will cease to be held by the Senior Note Trustee as security for the Notes. As explained in the Prospectus, the Notes will cease to be secured by the Pledged Electric Bonds on the Substitution Date and, at the option of the Company either (i) will become unsecured general obligations of the Company or (ii) will be secured by first mortgage bonds issued under a mortgage indenture other than the Electric Utility Mortgage or the Gas Utility Mortgage (the "Substituted Mortgage Bonds"). If the Company does not elect to have the Notes become unsecured on the Substitution Date, upon the issuance of any of the Notes on or after the Substitution Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for such Notes, Substituted Mortgage Bonds. The Substituted Mortgage Bonds will have the same interest rate, interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as the Notes then issued.

  In the event the Company elects to have the Notes become unsecured on the Substitution Date, the Company's ability to create, assume or incur certain liens or to enter into certain financing transactions will be restricted as described in "Description of Senior Notes--Limitations on Liens" and "-- Limitations on Sale-Leaseback Transactions" in the accompanying Prospectus.

                    SUPPLEMENTAL PLAN OF DISTRIBUTION

  The Notes are being offered on a continuous basis by the Company to or through the Agents. The Agents, individually or in a syndicate, may purchase Notes, as principal, from the Company from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable Pricing Supplement, for resale at a fixed offering price. If agreed to by the Company and an Agent, such Agent will utilize its reasonable efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission of .125% to .750% of the principal amount of each Note sold through such Agent, depending upon the maturity of the Note. Commissions with respect to Notes with stated maturities in excess of 30 years that are sold through such Agent will be negotiated between the Company and such Agent at the time of such sale. The Company has agreed to reimburse the agents for certain expenses in connection with the offering of the Notes.

  The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by them, if it solicits the offer on an agency basis. The Company reserves the right to withdraw, cancel or modify the offer without notice.

  The Company may authorize the Agents to solicit offers by certain institutions to purchase the Notes from the Company at the public offering price set forth in the applicable Pricing Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Pricing Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of the Notes sold pursuant to the Contracts shall be not less nor more than, the respective amounts stated in such Pricing Supplement. Institutions with whom the Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The Contracts will not be subject to any conditions except the purchase by an institution of the Notes covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York, New York on the date of settlement.

  Upon issuance, the Notes will not have an established trading market. The Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the Notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.

  In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither the Company nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

  The Agents and affiliates thereof engage in transactions with and perform services for the Company in the ordinary course of business.

  From time to time, the Company may sell other Senior Notes described in the accompanying Prospectus, and the amount of Notes offered hereby is subject to reduction as a result of such sales.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION DATED DECEMBER 15, 1997

PROSPECTUS

                            PUGET SOUND ENERGY, INC.

                                  $500,000,000

                                  SENIOR NOTES

                                ----------------

  Puget Sound Energy, Inc. (the "Company") may offer from time to time up to $500,000,000 aggregate principal amount of senior notes (the "Senior Notes"). Prior to the Substitution Date (as defined below), the Senior Notes will be secured by the delivery to the Senior Note Trustee (as defined below) in trust for the benefit of the holders of the Senior Notes of (i) first mortgage bonds issued under the Company's electric mortgage indenture or (ii) first mortgage bonds issued under the Company's gas mortgage indenture. The Senior Notes may be offered in one or more series at prices and on terms to be determined at the time of offering. The aggregate principal amount, maturity, interest rate (or method of calculating the interest rate), any redemption provisions, any sinking fund provisions, offering price, proceeds to the Company and other terms of the offering of any series of the Senior Notes will be set forth in a Prospectus Supplement to be delivered at the time of any offering.

  The Senior Notes will be represented either by Global Notes registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificated form issued to the registered owners thereof, as set forth in the applicable Prospectus Supplement. Interests in Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Global Notes will not be issuable as certificated securities except in circumstances described herein or in the applicable Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
             PROSPECTUS.  ANY   REPRESENTATION  TO  THE  CONTRARY
                            IS  A CRIMINAL OFFENSE.

                               ----------------

  The Senior Notes, or any series thereof if there shall be more than one series, may be sold directly to a limited number of purchasers, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of the Senior Notes, or any series thereof, in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable discounts or commissions with respect to the Senior Notes offered hereby will be set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

             The date of this Prospectus is December 16, 1997.

  No person has been authorized to give any information or to make any representation not contained in this Prospectus or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Neither the deliver of the Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date thereof.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain securities of the Company are listed.

  This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Senior Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4393).

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 (File No. 1-4393).

    (c) The Company's amendments on Form 10-Q/A, each filed with the Commission on November 14, 1997, to its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997, and the Company's amendment on Form 10-Q/A, filed with the Commission on December 4, 1997, to its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

    (d) The Company's Current Reports on Form 8-K filed with the Commission on February 13, February 26, October 24 and December 4, 1997 (File No. 1-
  4393).

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering or offerings of the Senior Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that another statement contained in this Prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, Puget Sound Energy, Inc., 411-108th Avenue N.E., Bellevue, Washington 98004-5515, (425) 454-6363.

                                  THE COMPANY

  Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company (the "Company"), is an investor-owned public utility incorporated in the state of Washington furnishing electric and, since February 10, 1997, gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington state. On February 10, 1997, the Company completed a merger (the "Merger") with the Washington Energy Company ("WECo") and its principal subsidiary, Washington Natural Gas Company ("WNG"). Seattle-based WNG provided natural gas distribution service in an area east of Puget Sound that includes Seattle, Tacoma, Everett, Bellevue and Olympia. The Company changed its name to Puget Sound Energy, Inc. effective with the Merger. The Company's executive office is located at 411-108th Avenue N.E., Bellevue, Washington 98004-5515, and its telephone number is (425) 454-6363.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratios of earnings to fixed charges for the respective periods indicated:

                            TWELVE MONTHS TWELVE MONTHS
                                ENDED         ENDED     YEARS ENDED DECEMBER 31,
                            SEPTEMBER 30, SEPTEMBER 30, ------------------------
                               1997(1)        1996      1996 1995 1994 1993 1992
                            ------------- ------------- ---- ---- ---- ---- ----
Ratio of earnings to fixed
 charges(2)(3)............      2.6x          3.1x      3.1x 2.6x 2.3x 3.0x 2.6x

--------
(1) The ratio for the twelve months ended September 30, 1997 includes charges incurred in connection with the Merger. Had such charges been excluded from earnings, the ratio of earnings to fixed charges for such period would have been 3.1x.

(2) As a result of the Merger, each of the Company's ratios reflects the combined operations of the Company and WECo. Because WECo's fiscal year ended September 30, the combined ratios for the five years ended December 31, 1996 reflect the fiscal years ended December 31 for the Company and September 30 for WECo. September 30 ratios are comprised of the results of the Company and WECo for the twelve months ended September 30.

(3) For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense.

                                USE OF PROCEEDS

  Except as otherwise set forth in any Prospectus Supplement, the net proceeds to be received by the Company from the issuance and sale of the Senior Notes will initially become part of the general funds of the Company and will be used for the repayment of all or a portion of the Company's outstanding short-term borrowings incurred for the Company's construction program or for the payment at maturity or upon redemption of certain securities and for other corporate purposes.

                                  SECURITIES

  The Senior Notes may be issued in one or more series (i) secured by the Company's first mortgage bonds issued under either or both of the Company's current mortgage indentures or (ii) following the Substitution Date (as defined below), as either unsecured senior notes or as senior notes secured by the Company's first mortgage bonds issued under a mortgage indenture other than the Company's current mortgage indentures. On the Substitution Date, any outstanding Senior Notes secured by the Company's first mortgage bonds when issued will cease to be secured by first mortgage bonds issued under either of the Company's current mortgage indentures and, at the Company's option, either
(a) will become unsecured general obligations of the Company or (b) will be secured by first mortgage bonds issued under a mortgage indenture other than the Company's current mortgage indentures.

  Senior Notes will be issued under an indenture (the "Senior Note Indenture"), the form of which is an exhibit to the Registration Statement, between the Company and State Street Bank and Trust Company, as trustee (the "Senior Note Trustee"), and are described below under the caption "Description of Senior Notes." Prior to the Substitution Date, first mortgage bonds securing the Senior Notes (the "Pledged Bonds") will be issued under either
(a) the Fortieth Supplemental Indenture, dated September 1, 1954, as heretofore supplemented and amended by supplemental trust indentures and a new supplemental trust indenture for each such series of Pledged Bonds issued thereunder (such Fortieth Supplemental Indenture, as supplemented and as to be supplemented, is herein referred to as the "Electric Utility Mortgage"), all from the Company to State Street Bank and Trust Company, as successor trustee (the "Electric Utility Mortgage Trustee") or (b) the Indenture of First Mortgage, dated April 1, 1957, as heretofore supplemented and amended by supplemental trust indentures and a new supplemental trust indenture for each such series of Pledged Bonds issued thereunder (such Indenture of First Mortgage, as supplemented and as to be supplemented is herein referred to as the "Gas Utility Mortgage"), all from the Company, as successor to Washington Natural Gas Company, to Harris Trust and Savings Bank, Chicago, Illinois, as trustee (the "Gas Utility Mortgage Trustee"). The Pledged Bonds to be issued under the Electric Utility Mortgage (the "Pledged Electric Bonds") are described below under the caption "Pledged Electric Bonds and Electric Utility Mortgage." The Pledged Bonds to be issued under the Gas Utility Mortgage (the "Pledged Gas Bonds") are described below under the caption "Pledged Gas Bonds and Gas Utility Mortgage."

  There is no requirement, under either the Senior Note Indenture, the Electric Utility Mortgage or the Gas Utility Mortgage (collectively, the "Indentures"), that future issues of debt securities of the Company be issued under the Indentures, and, subject to certain restrictions following the Substitution Date which are described in "Description of Senior Notes-- Limitations on Liens" and "--Limitations on Sale-Leaseback Transactions," the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Indentures or applicable to one or more issues of Senior Notes, in connection with future issues of such other debt securities.

                          DESCRIPTION OF SENIOR NOTES

GENERAL

  The following summaries of certain provisions of the Senior Note Indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Senior Note Indenture which is incorporated herein by this reference and the form of which is an exhibit to the Registration Statement of which this Prospectus is a part. References to Section numbers under this caption are references to the Section numbers of the Senior Note Indenture.

  Until the Substitution Date (as defined below), the Senior Notes will be secured by one or more series of Pledged Bonds issued under either the Electric Utility Mortgage or the Gas Utility Mortgage and delivered by the Company to the Senior Note Trustee. See "--Security; Substitution Date." ON THE SUBSTITUTION DATE (AS DEFINED BELOW), THE SENIOR NOTES WILL CEASE TO BE SECURED BY THE PLEDGED BONDS AND, AT THE COMPANY'S OPTION, EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (II) WILL BE SECURED BY FIRST MORTGAGE BONDS (THE "SUBSTITUTED PLEDGED BONDS") ISSUED UNDER A MORTGAGE INDENTURE OTHER THAN THE ELECTRIC UTILITY MORTGAGE OR THE GAS UTILITY MORTGAGE (A "SUBSTITUTED MORTGAGE"). The Senior Note Indenture provides that, in addition to the Senior Notes offered hereby, additional Senior Notes may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the Substitution Date, the amount of Senior Notes that may be issued cannot exceed the aggregate principal amount of first mortgage bonds that the Company is able to issue under its Electric Utility Mortgage and its Gas Utility Mortgage. See "Pledged Electric Bonds and Electric Utility Mortgage--Issuance of Pledged Electric Bonds and Withdrawal of Cash Deposited Against Such Issuance" and "Pledged Gas Bonds and Gas Utility Mortgage-- Issuance of Pledged Gas Bonds and Withdrawal of Cash Deposited Against Such Issuance."

  The Senior Note Indenture provides that the Senior Notes will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The Prospectus Supplement applicable to each series of Senior Notes will set forth any variation in the terms and provisions of such Senior Notes and the related series of Pledged Bonds from those described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Senior Notes will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

  Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions in the Senior Note Indenture or the Senior Notes that require the Company to redeem, or permit the holders to cause a redemption of, the Senior Notes or that otherwise protect the holders in the event that the Company incurs substantial additional indebtedness (except for certain restrictions on the Company's ability to create, assume or incur certain liens or to enter into certain financing transactions after the Substitution Date, as described in "--Limitations on Liens" and "--Limitations on Sale-Leaseback Transactions"), whether or not in connection with a change in control of the Company. However, any change in control transaction that involves the incurrence of additional long-term indebtedness (as notes, first mortgage bonds or otherwise) by the Company in such a transaction would require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

REGISTRATION, TRANSFER AND EXCHANGE

  Senior Notes of any series will be exchangeable for other Senior Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.06).

  Unless otherwise indicated in the applicable Prospectus Supplement, Senior Notes may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Note Trustee maintained for such purpose with respect to any series of Senior Notes and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Note Indenture. Such transfer or exchange will be effected upon being satisfied with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07).

  In the event of any redemption of Senior Notes of any series, the Senior Note Trustee will not be required to exchange or register a transfer of any Senior Notes of such series selected, called or being called for redemption except, in the case of any Senior Note to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06). See "Book-Entry System."

PAYMENT AND PAYING AGENTS

  Principal of and interest and premium, if any, on Senior Notes issued in the form of Global Notes will be paid in the manner described below under the caption "Book-Entry System." Unless otherwise indicated in the applicable Prospectus Supplement, interest on Senior Notes that are in the form of certificated securities will be paid by wire transfer of clearinghouse funds or by check mailed to the person entitled thereto at such person's address as it appears in the register for the Senior Notes maintained by the Senior Note Trustee; however, a holder of Senior Notes of one or more series under the Senior Note Indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank if appropriate wire transfer instructions have been received by the Senior Note Trustee on or prior to the applicable regular record date. (Section 2.12). Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and interest at maturity and premium, if any, on Senior Notes in the form of certificated securities will be payable in immediately available funds at the office of the Senior Note Trustee. (Section 2.12).

  All moneys paid by the Company to a paying agent for the payment of principal of, interest or premium, if any, on any Senior Note which remain unclaimed at the end of one year after such principal, interest or premium shall have become due and payable will be repaid to the Company and the holder of such Senior Note will thereafter look only to the Company for payment thereof. (Section 5.04).

SECURITY; SUBSTITUTION DATE

  Until the Substitution Date (as defined below), the Senior Notes will be secured by one or more series of the Pledged Electric Bonds and/or by one or more series of the Pledged Gas Bonds issued and delivered by the Company to the Senior Note Trustee. See "Pledged Electric Bonds and Electric Utility Mortgage" and "Pledged Gas Bonds and Gas Utility Mortgage." Upon the issuance of Senior Notes prior to the Substitution Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for such Senior Notes, Pledged Electric Bonds or Pledged Gas Bonds. (Sections 4.01 and 4.08). Such Pledged Bonds will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the Senior Notes being issued. (Section 4.09). The Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Bonds will be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the related issue of Senior Notes shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium or interest on such Senior Notes. (Section 2.12).

  THE "SUBSTITUTION DATE" WILL BE THE DATE THAT ALL FIRST MORTGAGE BONDS OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE ELECTRIC UTILITY MORTGAGE ("ELECTRIC BONDS"), OTHER THAN PLEDGED ELECTRIC BONDS, AND, IF ANY PLEDGED GAS BONDS ARE THEN HELD BY THE SENIOR NOTE TRUSTEE, ALL FIRST MORTGAGE BONDS OF THE COMPANY ISSUED AND OUTSTANDING UNDER THE GAS UTILITY MORTGAGE ("GAS BONDS" AND, TOGETHER WITH THE ELECTRIC BONDS, THE "FIRST MORTGAGE BONDS"), OTHER THAN PLEDGED GAS BONDS, HAVE BEEN RETIRED (AT, BEFORE OR AFTER THE MATURITY THEREOF) THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE ELECTRIC BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE ELECTRIC UTILITY MORTGAGE AND THOSE GAS BONDS DEEMED TO BE PAID WITHIN THE MEANING OF THE GAS UTILITY MORTGAGE). ON THE SUBSTITUTION DATE, THE SENIOR NOTE TRUSTEE WILL DELIVER TO THE COMPANY FOR CANCELLATION ALL PLEDGED BONDS, AND THE COMPANY WILL CAUSE THE SENIOR NOTE TRUSTEE TO PROVIDE NOTICE TO ALL HOLDERS OF SENIOR NOTES OF THE OCCURRENCE OF THE SUBSTITUTION DATE. AS A RESULT, ON THE SUBSTITUTION DATE, THE PLEDGED BONDS WILL CEASE TO SECURE THE SENIOR NOTES, AND, AT THE

OPTION OF THE COMPANY, THE SENIOR NOTES EITHER (I) WILL BECOME UNSECURED GENERAL OBLIGATIONS OF THE COMPANY OR (II) WILL BE SECURED BY SUBSTITUTED PLEDGED BONDS. (Section 4.11). Each issue of Pledged Bonds will be an issue of Electric Bonds or Gas Bonds of the Company, all of which are secured by a lien on certain property owned by the Company. In certain circumstances prior to the Substitution Date, the Company is permitted to reduce the aggregate principal amount of an issue of Pledged Bonds held by the Senior Note Trustee, but in no event to an amount lower than the aggregate outstanding principal amount of the Senior Notes initially issued contemporaneously with such Pledged Bonds. (Section 4.07). Following the Substitution Date, the Company will cause the Electric Utility Mortgage and the Gas Utility Mortgage to be closed, and the Company will not issue any additional bonds under either such Indenture. (Section 4.10).

LIMITATIONS ON LIENS

  Under the terms of the Senior Note Indenture, the Company may not issue any First Mortgage Bonds other than Pledged Bonds, and the Company will be precluded after the Substitution Date from issuing additional Electric Bonds or Gas Bonds. In addition, except as described below and unless Substituted Pledged Bonds are issued to secure the Senior Notes, after the Substitution Date the Company may not create, assume or incur any mortgage, pledge, lien or security interest (collectively referred to in this section and under "-- Limitations on Sale-Leaseback Transactions" as "mortgages") upon any real property interest or other depreciable asset which is used in the Company's electric or gas utility business, whether owned at the Substitution Date or thereafter acquired, to secure any indebtedness for money borrowed other than indebtedness with maturities of twelve months or less ("Debt"), without effectively securing all Senior Notes (other than such Senior Notes, if any, which shall by their terms be expressly excluded from such provision) equally and ratably with such Debt; provided, however, that this restriction will not apply to:

    (a) mortgages on any property existing at the time of the property's acquisition (but excluding any extension of or addition to such property unless the terms of the mortgage as of the date of acquisition of such property provide that such mortgage shall be secured by such extensions or additions);

    (b) mortgages to secure the payment of all or part of the purchase price of property or to secure any Debt incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or part of the purchase price of such property;

    (c) mortgages secured by property used in the generation of electricity;

    (d) mortgages existing as of the date of the Senior Note Indenture;

    (e) certain permitted encumbrances similar to the permitted encumbrances under the Electric Utility Mortgage;

    (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (a) through (e); provided, however, that the principal amount of Debt secured thereby may not exceed the principal amount of Debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such mortgage must be limited to all or such part of the property which was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

    (g) mortgages in favor of the United States, any State thereof, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

    (h) mortgages securing industrial development, pollution control or similar revenue bonds.

  Notwithstanding the foregoing restriction, the Company may create, assume or incur any mortgage not excepted above without equally and ratably securing the Senior Notes if the aggregate amount of all Debt then outstanding and secured by such mortgage or any other mortgage not excepted above, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) which are not described in clause (i) or (ii) under "--Limitations on Sale-Leaseback Transactions" below, does not exceed 15% of the Company's total consolidated capitalization as shown on its latest audited consolidated balance sheet. (Section 6.07).

LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS

  Except as described below and unless Substituted Pledged Bonds are issued to secure the Senior Notes, from and after the Substitution Date the Company may not sell or transfer any real property interest or other depreciable asset, with the Company taking back a lease of such property (any such transaction, a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 180 days after the later of the date of acquisition of such property or the date of the completion of construction or commencement of full operations on such property or (ii) within 120 days after such Sale-Leaseback Transaction, the Company applies or causes to be applied to the retirement of Debt of the Company (other than Debt which is subordinate in right of payment to the Senior Notes) an amount not less than the net proceeds of the sale of such property. (Section 6.07)

  Notwithstanding the foregoing restriction, the Company may effect any Sale-Leaseback Transaction not excepted above if the net sale proceeds from such Sale-Leaseback Transaction, together with the net sale proceeds from all other Sale-Leaseback Transactions not excepted above and all Debt then outstanding and secured by mortgages not described in any of clauses (a) through (h) under "--Limitations on Liens," does not exceed 15% of the Company's total consolidated capitalization as shown on its latest audited consolidated balance sheet. The Company may also effect any Sale-Leaseback Transaction involving a lease for a period, including renewals, of not more than 36 months. (Section 6.07).

EVENTS OF DEFAULT

  The following constitute events of default under the Senior Note Indenture:
(a) default in the payment of principal or premium, if any, on any Senior Note when due and payable and continuance of such default for five days; (b) default in the payment of interest on any Senior Note when due which continues for 30 days; (c) default in the performance or breach of any other covenant or warranty of the Company in the Senior Note Indenture and the continuation thereof for 90 days after written notice to the Company as provided in the Senior Note Indenture; (d) prior to the Substitution Date, the occurrence of a default under the Electric Utility Mortgage, of which default the Electric Utility Mortgage Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes have given written notice to the Senior Note Trustee; (e) prior to the Substitution Date, the occurrence of a default under the Gas Utility Mortgage, of which default the Gas Utility Mortgage Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes have given written notice to the Senior Note Trustee;
(f) if any Substituted Pledged Bonds are outstanding, the occurrence of a default under the Substituted Mortgage, of which default the trustee under such Substituted Mortgage or the holders of a majority in aggregate principal amount of the outstanding Senior Notes have given written notice to the Senior Note Trustee; and (g) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 8.01).

  If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of a majority in principal amount of the outstanding Senior Notes may declare the principal amount of all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Trustee is empowered to cause the mandatory redemption of the Pledged Bonds or Substituted Pledged Bonds under the terms of the Electric Utility Mortgage, Gas Utility Mortgage or the Substituted Mortgage, as the case may be. At any time after an acceleration of the Senior Notes has been declared, but before a judgment or decree for the immediate payment of the principal amount of the Senior Notes has been obtained, and so long as all first mortgage bonds have not been accelerated, if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest, the principal and any premium which has become due otherwise than by acceleration and any other amounts due the Senior Note Trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes. (Section 8.01).

  The Senior Note Indenture provides that the Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless such holders have offered to the Senior Note Trustee reasonable security or indemnity against the liabilities and costs which may be incurred by such exercise. (Section 9.02). The holders of a majority in principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or of exercising any trust or power conferred on the Senior Note Trustee, with respect to the Senior Notes. (Section 8.07). Each holder of any Senior Note has the right to institute a proceeding with respect to the Senior Note Indenture, but such right is subject to certain conditions precedent specified in the Senior Note Indenture. (Section 8.04). The Senior
Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give the holders of the Senior Notes notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. (Section 8.08). The Company is required to deliver to the Senior Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, the Company is in compliance with the conditions and covenants under the Senior Note Indenture. (Section 6.06).

MODIFICATION

  Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee with the consent of the holders of a majority in principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or any premium or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Senior Note Trustee in the Pledged Bonds or Substituted Pledged Bonds held by it or, prior to the Substitution Date, reduce the principal amount of any issue of Pledged Bonds or Substituted Pledged Bonds securing the Senior Notes to an amount less than the principal amount of the related issue of Senior Notes or alter the payment provisions of such Pledged Bonds or Substituted Pledged Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Senior Note Indenture or to waive any past default to less than a majority. Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; (c) to make certain other modifications, generally of a ministerial or immaterial nature; or (d) to make certain other modifications which are not prejudicial to the interests of the holders of the Senior Notes. (Sections 13.01 and 13.02).

DEFEASANCE AND DISCHARGE

  The Senior Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Senior Note Trustee, in trust for the benefit of holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the Senior Notes provided that, unless all of the Senior Notes are to be due within 90 days of such deposit by redemption or otherwise, the Company shall also have delivered to the

Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of Senior Notes must look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes. (Section 5.01).

CONSOLIDATION, MERGER AND SALE OR DISPOSITION OF ASSETS

  The Company will not consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of all or substantially all its assets unless the successor or transferee corporation assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by the Company and (i) if such transaction occurs prior to the Substitution Date, unless the successor or transferee corporation assumes the Company's obligations under the Electric Utility Mortgage and the Gas Utility Mortgage with respect to the Pledged Bonds, or (ii) if such transaction occurs on or after the Substitution Date and Substituted Pledged Bonds are outstanding, unless the successor or transferee corporation assumes the Company's obligations under the Substituted Mortgage with respect to the Substituted Pledged Bonds. Upon any such consolidation, merger, sale, transfer or other disposition of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture with the same effect as if such successor corporation had been named as the Company therein and the Company will be released from all obligations under the Senior Note Indenture. The Senior Note Indenture defines "all or substantially all" of the assets of the Company as being 50% or more of the total assets of the Company as shown on the balance sheet of the Company as of the end of the prior year and specifically permits any such sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the Senior Notes and without the assumption by the transferee of the Company's obligations on the Senior Notes and covenants contained in the Senior Note Indenture. (Sections 12.01 and 12.02).

VOTING OF PLEDGED BONDS HELD BY SENIOR NOTE TRUSTEE

  The Senior Note Trustee, as a holder of Pledged Electric Bonds and/or Pledged Gas Bonds, will attend any meeting of bondholders under the Electric Utility Mortgage or the Gas Utility Mortgage, as the case may be, as to which it receives due notice, or, at its option, will deliver its proxy in connection therewith. Either at such meeting, or otherwise where the consent of holders of Electric Bonds or Gas Bonds is sought without a meeting, the Senior Note Trustee will vote all of the Pledged Electric Bonds or Pledged Gas Bonds held by it, or will consent with respect thereto, as directed by the holders of a majority in aggregate principal amount of the outstanding Senior Notes; provided, however, that the Senior Note Trustee shall not be required to vote the Pledged Bonds of any particular issue in favor of, or give consent to, any action except upon notification by the Senior Note Trustee to the holders of the related issue of Senior Notes of such proposal and consent thereto of the holders of a majority in principal amount of the outstanding Senior Notes of such issue. (Section 4.03).

RESIGNATION OR REMOVAL OF SENIOR NOTE TRUSTEE

  The Senior Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and such specified day. (Section 9.10).

  The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Senior Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding Senior Notes. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Senior Note Trustee upon notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee. (Section 9.10).

CONCERNING THE SENIOR NOTE TRUSTEE

  State Street Bank and Trust Company is the Senior Note Trustee under the Senior Note Indenture. The Senior Note Trustee also acts as trustee for the Company's Electric Bonds. Though the Company does not currently maintain any other banking relationships with the Senior Note Trustee in the ordinary course of business, it may choose to do so in the future.

             PLEDGED ELECTRIC BONDS AND ELECTRIC UTILITY MORTGAGE

GENERAL

  The Pledged Electric Bonds issued as security for Senior Notes will be series of Electric Bonds issued under the Electric Utility Mortgage and a new supplemental trust indenture for each such series of Pledged Electric Bonds, all from the Company to the Electric Utility Mortgage Trustee. Copies of the Electric Utility Mortgage and the form of supplemental indenture for the Pledged Electric Bonds are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Electric Utility Mortgage do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the Electric Utility Mortgage which are incorporated herein by this reference. References to Article and Section numbers under this caption are references to Article and Section numbers of the Electric Utility Mortgage unless otherwise indicated. Unless the context indicates otherwise, words or phrases defined in the Electric Utility Mortgage are capitalized and used with the same meanings under this caption.

TERMS OF PLEDGED ELECTRIC BONDS

  Pledged Electric Bonds will be issued to the Senior Note Trustee. Each issue of Pledged Electric Bonds to the Senior Note Trustee will be in a principal amount equal to the principal amount of the Senior Notes issued contemporaneously with such Pledged Electric Bonds. The Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Electric Bonds will be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the related issue of Senior Notes shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium or interest on such Senior Notes. The Pledged Electric Bonds will be exchangeable for a like aggregate principal amount of Pledged Electric Bonds of the same series of other authorized denominations at the office of the Electric Utility Mortgage Trustee in Boston, Massachusetts, without payment of any charge other than for any stamp tax or other governmental charge incidental thereto.

  The Electric Utility Mortgage does not contain any covenants or other provisions that are specifically intended to afford holders of the Pledged Electric Bonds special protection in the event of a highly leveraged transaction.

  The Prospectus Supplement applicable to each series of Senior Notes will set forth any variation in the terms and provisions of the related series of Pledged Electric Bonds, if any, from those described in this Prospectus. Each issue of Pledged Electric Bonds will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date and redemption provisions, and will be in the same aggregate principal amount, as the related issue of Senior Notes.

DEPRECIATION FUND

  The Company will pay cash or deliver Electric Bonds of any series to the Electric Utility Mortgage Trustee by May 31 of each year in an amount equal to the minimum provision for depreciation for the preceding year (i.e., an amount by which 15% of gross utility operating revenues of the Company, after deducting cost of electricity purchased and rental and lease payments, exceeds maintenance, repairs and renewals). Cash held in the depreciation fund may be applied to the retirement of the Electric Bonds of certain of the Secured Medium-Term Notes, Series A, certain of the Secured Medium-Term Notes, Series B, the 7.05% Series due 2021, the 7.25% Series due 2021 and the 6.80% Series due 2022 (the last three series were issued as collateral for City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds) at a price not exceeding the applicable Regular Redemption Price thereof, or other Electric Bonds at a price not exceeding the applicable Special Redemption Price thereof. In lieu of paying cash or delivering Electric Bonds, the Company will have the option of satisfying this obligation through the use of unfunded property additions or unfunded Electric Bond credits, or both. Cash and Electric Bonds held in such fund may also be withdrawn by using either of the aforesaid credits. (Section Four, Article II, Part I). For information on the proposed modification of the depreciation fund requirements, see "--Consent by Holders of the Pledged Electric Bonds to Modification of Mortgage."

TITLES AND KIND AND PRIORITY OF LIEN

  The Pledged Electric Bonds are to be secured equally and ratably with all other Electric Bonds heretofore or hereafter issued under the Electric Utility Mortgage by a valid and direct first mortgage of the Company's electric utility property, and on its electric franchises and permits, except as stated below and subject only to permitted encumbrances. (Granting Clauses).

  The Electric Utility Mortgage permits the Company to acquire utility property subject to certain prior liens. The Electric Utility Mortgage requires that there shall be subjected to the lien thereof (subject to certain liabilities in cases of mergers and consolidations) all utility property (other than excepted property) which the Company may hereafter acquire. (Granting Clauses of the Electric Utility Mortgage and Sections 9.06, 9.10 and 14.04). The lien of the Electric Utility Mortgage is subject to the lien of the Gas Utility Mortgage with respect to the gas utility property of WNG acquired in connection with the Merger, as well as all substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon such gas utility property. (Sections 9.07, 9.10 and 14.05 of the Electric Utility Mortgage and Section 14.03 of the Gas Utility Mortgage). See "Pledged Gas Bonds and Gas Utility Mortgage--Titles and Kind and Priority of Lien."

  There are excepted from the lien of the Electric Utility Mortgage: cash, securities, notes, accounts receivable and similar instruments; conditional sales, appliance rental or lease agreements; materials and supplies; merchandise held for the purpose of sale, lease or distribution; fuel (including fissionable material) and personal property consumable in operations; oil, gas and other minerals and timber under or upon lands of the Company; office furniture and equipment, automobiles and similar transportation equipment; nonutility property and certain property of a successor corporation in a merger or consolidation. (Section 20.01).

DIVIDEND RESTRICTION

  So long as any of the Electric Bonds are outstanding, the Company shall not
(i) declare or pay any dividends (other than dividends payable in the Company's common stock) or make any other distribution on any shares of its common stock or (ii) purchase, redeem or otherwise retire for consideration any shares of stock except out of net income available for dividends on its common stock (as defined), accumulated after December 31, 1957, plus the sum of $7,500,000. (Section 1.05 of the Forty-fourth Supplemental Indenture to the Electric Utility Mortgage).

ISSUANCE OF ELECTRIC BONDS AND WITHDRAWAL OF CASH DEPOSITED AGAINST SUCH
ISSUANCE

  The principal amount of Electric Bonds which may be issued under the Electric Utility Mortgage is not limited, provided that the issuance tests in the Electric Utility Mortgage are satisfied. (Section 3.01). Electric Bonds may be issued from time to time against (i) 60% of unfunded net additions (Section 5.03), (ii) deposit of cash (Section 5.04) and/or (iii) 100% of unfunded Electric Bond credits (Section 5.05). The issuance of Electric Bonds against unfunded net additions, and the issuance of Electric Bonds for other purposes, with certain exceptions, is subject to net earnings available for interest being at least two times the annual interest requirement on all Electric Bonds and prior lien debt to be outstanding. (Section 1.42). Cash deposited is withdrawable against 60% of unfunded net additions and 100% of unfunded Electric Bond credits (Sections 8.02 and 8.03).

MODIFICATION OF MORTGAGE

  The rights of the bondholders under the Electric Utility Mortgage may be modified with the consent of the holders of 66 2/3% of the Electric Bonds, including the consent of the holders of 66 2/3% of the Electric Bonds of each series affected by the proposed modification. In general, no adverse modification of the terms of payment and no modification permitting additional prior or parity liens, or reducing the percentage of Electric Bonds required for modification, is effective against any bondholder without the consent of such holder. (Section 18.02).

THE ELECTRIC UTILITY MORTGAGE TRUSTEE

  The holders of a majority in principal amount of the Electric Bonds have the right to require the Electric Utility Mortgage Trustee to enforce the Electric Utility Mortgage, but the Electric Utility Mortgage Trustee is entitled to receive reasonable indemnity and under certain circumstances is not required to act (Section 12.20).

DEFAULTS AND NOTICES

  A default under the Electric Utility Mortgage is defined as (i) failure to pay the principal and premium when due or interest for 30 days after becoming due, (ii) failure to satisfy any sinking, improvement or depreciation fund obligation for 60 days after becoming due, (iii) failure for 90 days after notice to observe other covenants or conditions, (iv) entry of an order for reorganization or appointment of a trustee or receiver and continuance of such order or appointment unstayed for 90 days, (v) certain adjudications, petitions or consents in bankruptcy, insolvency or reorganization proceedings and (vi) rendering of a judgment in excess of $100,000 and its continuance unsatisfied for 90 days. (Section 12.01).

  The Electric Utility Mortgage does not require the filing with the Trustee of any periodic evidence as to the absence of default or as to compliance with the terms of the Electric Utility Mortgage.

CONSENT BY HOLDERS OF THE PLEDGED ELECTRIC BONDS TO MODIFICATION OF FIRST MORTGAGE INDENTURE

  The Company anticipates that its fuel costs may increase in future years as it utilizes its combustion turbines and other thermal resources. The offsetting increases in revenues may escalate the minimum provision for depreciation (15% of operating revenues less certain deductions) out of proportion to reasonable maintenance and replacement needs. This distortion would adversely affect the calculation of unfunded net property additions available for certain purposes under the Electric Utility Mortgage, including issuance of Pledged Electric Bonds.

  In such event, the Company would propose to modify the Electric Utility Mortgage by reducing the amount of operating revenues used in determining the minimum provision for depreciation by the amount of fuel costs.

  Each supplemental indenture for a new series of Pledged Electric Bonds will provide that each holder of the Pledged Electric Bonds, by his acceptance thereof, consents to such modification. This modification has been similarly consented to by the holders of the Electric Bonds of the Secured Medium-Term Notes, Series A and the Secured Medium Term Notes, Series B. The Sixty-seventh Supplemental Indenture to the Electric Utility Mortgage provides that the trustee holding the Electric Bonds issued under said Supplemental Indenture as collateral for the Puget Energy, Inc. Guaranteed Collateralized Bonds consents to such modification on behalf of the holders of such Guaranteed Collateralized Bonds. The Seventy-second and Seventy-third Supplemental Indentures to the Electric Utility Mortgage provide that the trustees holding Electric Bonds issued under said Supplemental Indentures as collateral for City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds consent to such modification on behalf of the holders of such Pollution Control Revenue Refunding Bonds. The modification will become effective when consents have been obtained from the holders of 66 2/3% in principal amount of each other series of Electric Bonds at the time outstanding.

                  PLEDGED GAS BONDS AND GAS UTILITY MORTGAGE

GENERAL

  The Pledged Gas Bonds issued as security for Senior Notes will be series of Gas Bonds issued under the Gas Utility Mortgage and a new supplemental trust indenture for each such series of Pledged Gas Bonds, all from the Company to the Gas Utility Mortgage Trustee. A copy of the Gas Utility Mortgage is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Gas Utility Mortgage do not purport to be complete and are subject to, and qualified in their entirety by, the detailed provisions of the Gas Utility Mortgage which are incorporated herein by this reference. References to Article and Section numbers under this caption are references to Article and Section numbers of the Gas Utility Mortgage unless otherwise indicated. Unless the context indicates otherwise, words or phrases defined in the Gas Utility Mortgage are capitalized and used with the same meanings under this caption.

TERMS OF PLEDGED GAS BONDS

  Pledged Gas Bonds will be issued to the Senior Note Trustee. Each issue of Pledged Gas Bonds to the Senior Note Trustee will be in a principal amount equal to the principal amount of the Senior Notes issued contemporaneously with such Pledged Gas Bonds. The Company's obligations to make payments with respect to the principal of, premium or interest on the Pledged Gas Bonds will be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, premium or interest on the related issue of Senior Notes shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium or interest on such Senior Notes. The Pledged Gas Bonds will be exchangeable for a like aggregate principal amount of Pledged Gas Bonds of the same series of other authorized denominations at the office of the Gas Utility Mortgage Trustee in Chicago, Illinois, without payment of any charge other than for any stamp tax or other governmental charge incidental thereto.

  The Gas Utility Mortgage does not contain any covenants or other provisions that are specifically intended to afford holders of the Pledged Gas Bonds special protection in the event of a highly leveraged transaction.

  The Prospectus Supplement applicable to each series of Senior Notes will set forth any variation in the terms and provisions of the related series of Pledged Gas Bonds, if any, from those described in this Prospectus. Each issue of Pledged Gas Bonds will have the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, maturity date and redemption provisions, and will be in the same aggregate principal amount, as the related issue of Senior Notes.

RENEWAL FUND

  The Company will pay cash and/or deliver Gas Bonds (taken at the principal amount thereof) to the Gas Utility Mortgage Trustee for deposit into a renewal fund on or before May 1 of each year in an amount equal to the greater of

    (a) the aggregate amount of the minimum provision for depreciation (i.e., an amount computed at the rate of 2% per annum, or such other rate as may be permitted or required by the Washington Utilities and Transportation Commission, of the book value of depreciable gas utility property subject to the lien of the Gas Utility Mortgage and not to prior liens) from March 1, 1957 to the end of the next preceding calendar year; or

    (b) the aggregate amount of retirements for the same period;

in excess of the greater of

    (i) the aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the next preceding renewal fund certificate filed with the Gas Utility Mortgage Trustee pursuant to the requirements of Section 4.04 of the Gas Utility Mortgage; or

    (ii) the aggregate amounts for the minimum provision for depreciation or retirements, whichever is greater, shown in the latest certificate of available net additions delivered to the Gas Utility Mortgage Trustee pursuant to Section 2.01 of the Gas Utility Mortgage;

less the aggregate amount of Gas Bonds retired by sinking fund operations, not theretofore used as a credit on account of the renewal fund in previous renewal fund certificates. The renewal fund obligation may be satisfied in whole or in part by credits consisting of unfunded property additions and/or unfunded Gas Bond credits. (Section 4.04).

  Any cash deposited in the renewal fund, if and to the extent that the Company at the time does not have property additions available for use as a credit to satisfy such renewal fund obligation, may, upon the written order of the Company, be applied by the Gas Utility Mortgage Trustee to the redemption of certain Gas Bonds or, if not so applied pursuant to the provisions of the Gas Utility Mortgage, to the retirement of Gas Bonds. (Section 4.04).

TITLES AND KIND AND PRIORITY OF LIEN

  The Pledged Gas Bonds are to be secured equally and ratably with all other Gas Bonds heretofore issued under the Gas Utility Mortgage by a valid and direct first mortgage of the Company's gas utility property (except as stated below) and on its gas utility franchises and permits and gas purchase contracts (Section 9.14 and Article Two of the Seventh Supplemental Indenture to the Gas Utility Mortgage), subject only to permitted encumbrances (Granting Clause VI and Section 1.39) and certain minor exceptions (Granting Clause IX).

  Notwithstanding the foregoing, there is excepted from the lien of the Gas Utility Mortgage, among other things, all property owned by Puget Sound Power & Light Company immediately prior to the effective time of the Merger, as well as any property acquired by the Company after the Merger (except substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the gas utility property owned by WNG at the time of the Merger). (Section 1.03 of the Thirty-first Supplemental Indenture to the Gas Utility Mortgage).

  The Gas Utility Mortgage permits the Company to acquire gas utility property subject to prior liens, but such property shall not be deemed to be "property additions" under the Gas Utility Mortgage unless and until such prior lien is paid. At such time as title to such property shall vest in the Company free and clear of such prior lien, then such property shall be subject to the lien of the Gas Utility Mortgage, subject only to the permitted encumbrances and exceptions referred to herein (Sections 1.28, 9.07 and 9.10).

  There are excepted from the lien of the Gas Utility Mortgage: cash, securities, notes, accounts receivable and similar instruments; conditional sales, appliance rental or lease agreements; materials and supplies; merchandise held for the purpose of sale, lease or distribution; gas or liquid hydrocarbons in pipe lines and in storage; fuel and personal property consumable in operations; oil, gas and other minerals and timber under or upon lands of the Company; office furniture and equipment, automobiles and similar transportation equipment; nonutility property and certain property of a successor corporation in a merger or consolidation. (Granting Clause IX).

DIVIDEND RESTRICTION

  So long as any of the Company's Secured Medium Term Notes, Series C, issued under the Gas Utility Mortgage, are outstanding, the Company shall not (i) declare or pay any dividends (other than dividends payable in the Company's common stock) or make any other distribution on any shares of its common stock or (ii) purchase, redeem or otherwise retire for consideration any shares of stock (other than in exchange for, or from the net cash proceeds of, other new shares of capital stock of the Company and other than any shares of any class of stock ranking as to dividends or assets prior to the Company's common stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made since September 30, 1994 would exceed the aggregate amount of the net income of the Company accumulated after September 30, 1994 plus the sum of $20,000,000. (Section 1.04 of the Thirtieth Supplemental Indenture to the Gas Utility Mortgage).

ISSUANCE OF GAS BONDS AND WITHDRAWAL OF CASH DEPOSITED AGAINST SUCH ISSUANCE

  The principal amount of Gas Bonds issuable under the Gas Utility Mortgage is not limited, provided that the issuance tests in the Gas Utility Mortgage are satisfied. (Section 3.01). Gas Bonds may be issued from time to time against
(i) 60% of unfunded net additions (Section 5.03); (ii) deposit of cash (Section 5.04); and/or (iii) 100% of unfunded Gas Bond credits (Section 5.05). With certain exceptions, the issuance of Gas Bonds is subject to net earnings available for interest being at least (a) two times the annual interest requirements on all Gas Bonds and prior lien debt to be outstanding (Section 1.41) and (b) 1.75 times the annual interest charges on all indebtedness of the Company to be outstanding immediately after such issuance. (Section 1.05 of the Thirtieth Supplemental Indenture to the Gas Utility Mortgage). Cash deposited is withdrawable against 60% of unfunded net additions in the case of moneys on deposit with the Gas Utility Mortgage Trustee for the purpose described in clause (ii) of this paragraph, 100% of the amount of unfunded net additions in the case of any other trust moneys and 100% of unfunded Gas Bond credits. (Section 8.02 and 8.03).

MODIFICATION OF MORTGAGE

  The rights of the bondholders under the Gas Utility Mortgage may be modified with the consent of the holders of 66 2/3% of the Gas Bonds, including the consent of the holders of 66 2/3% of the Gas Bonds of each series affected by the proposed modification. In general, no adverse modification of the terms of payment and no modification permitting additional prior or parity liens, or reducing the percentage of Gas Bonds required for modification, is effective against any bondholder without the consent of such holder. (Section 18.02).

THE GAS UTILITY MORTGAGE TRUSTEE

  The holders of a majority in principal amount of the Gas Bonds have the right to require the Gas Utility Mortgage Trustee to enforce the Gas Utility Mortgage, but the Gas Utility Mortgage Trustee is entitled to receive reasonable indemnity and under certain circumstances is not required to act. (Section 12.20).

DEFAULTS AND NOTICES

  An event of default under the Gas Utility Mortgage is defined as (i) failure to pay the principal and premium when due, (ii) failure to pay interest for 10 days after becoming due, (iii) failure to satisfy any sinking, renewal, improvement, maintenance or depreciation fund obligation for 30 days after becoming due, (iv) failure for 30 days after notice to observe other covenants or conditions, (v) entry of an order for reorganization or appointment of a trustee or receiver or for the liquidation of the Company or the attachment of the Company's property and continuance of such order, appointment or attachment unstayed for 60 days, (vi) certain adjudications, petitions or consents in bankruptcy, insolvency or reorganization proceedings, (vii) failure to pay any part of the principal of, premium, if any, or interest on, or any other payment of money due under any indebtedness (other than the Gas Bonds) in an aggregate outstanding amount of $500,000 or more, or the failure by the Company to perform or observe any other agreement, term or condition contained in any document evidencing or securing such indebtedness, if the effect of such failure is to cause, or to permit the holders of such indebtedness to cause, or permit any other party to such indebtedness to cause, any payment in respect of such indebtedness to become due prior to its due date, and (viii) rendering of a judgment in excess of $100,000 and its continuance unsatisfied for 90 days. (Section 12.01 and Article IV of the Twenty-second Supplemental Indenture).

  The Gas Utility Mortgage does not require the filing with the Gas Utility Mortgage Trustee of any periodic evidence as to the absence of default or as to compliance with the terms of the Gas Utility Mortgage.

                               BOOK-ENTRY SYSTEM

  Each series of Senior Notes may be issued in the form of one or more Global Notes representing all or part of such series of Senior Notes and which will be deposited with or on behalf of the Depository and registered in the name of the Depository or a nominee of the Depository.

  The following is based solely on information furnished by DTC:

  Unless otherwise specified in the Prospectus Supplement, DTC will act as Depository for those Senior Notes issued as Global Notes. The Global Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of the Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

  To facilitate subsequent transfers, all securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of the holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If the Global Notes are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Global Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Senior Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The

Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal, interest and any premium payments on the Senior Notes will be made to DTC. DTC's practice is to credit Direct Participant's accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the applicable Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and any premium to DTC is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to a series of Senior Notes at any time by giving reasonable notice to the Company or the Senior Note Trustee. Under such circumstances, if a successor securities depository is not obtained, certificates for such series of Senior Notes are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) for any series of Senior Notes. In that event, certificates for such series of Senior Notes will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and the Company and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

  The underwriters, dealers or agents of any Senior Notes may be Direct Participants of DTC.

  NONE OF THE COMPANY, THE SENIOR NOTE TRUSTEE, THE ELECTRIC UTILITY MORTGAGE TRUSTEE, THE GAS UTILITY MORTGAGE TRUSTEE OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF THE GLOBAL NOTE WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL NOTE OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                             PLAN OF DISTRIBUTION

  The Company may offer the Senior Notes (i) through underwriters or dealers,
(ii) directly to a limited number of purchasers or to a single purchaser or
(iii) through agents. A Prospectus Supplement with respect to each series of Senior Notes will set forth the terms of the offering and sale of such Senior Notes, including the proceeds to the Company from such sale, the name or names of any underwriters, the purchase price of such Senior Notes, any underwriting discounts and other items constituting underwriter compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Senior Notes may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are utilized, the Senior Notes being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Senior Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The underwriter or underwriters with respect to the Senior Notes being offered will be named in a Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Senior Notes if any are purchased.

  The Senior Notes may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of any Senior Notes in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the Senior Notes from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of the Senior Notes sold pursuant to the Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom the Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The Contracts will not be subject to any conditions except (i) the purchase by an institution of the Senior Notes covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Senior Notes are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Senior Notes less the principal amount thereof covered by the Contracts. The underwriters will not have any responsibility in respect of the validity or performance of the Contracts.

  Any underwriters, dealers or agents participating in the distribution of the Senior Notes may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of the Senior Notes may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the Senior Notes to be offered will be passed upon for the Company by Perkins Coie, Seattle, Washington and for any underwriters, dealers or agents by Skadden, Arps, Slate, Meagher & Flom, LLP, New York, New York, which shall rely upon the opinion of Perkins Coie with respect to matters pertaining to the laws of the State of Washington. All matters pertaining to the laws of the State of Washington will be passed upon by Perkins Coie.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of the Company at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus and the Registration Statement, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., given on the authority of that firm as experts in accounting and auditing. In its report included in the Company's Current Report on Form 8-K filed on October 24, 1997, Coopers & Lybrand, L.L.P. states that, with respect to Washington Energy Company and Washington Natural Gas Company as of September 30, 1996 and 1995, and for each of the fiscal years ended September 30, 1996, 1995 and 1994, its opinion is based on the report of other independent accountants, namely Arthur Anderson LLP.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN CONTAINED OR
INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE
PRICING SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT, THE APPLICABLE PRICING SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH
SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING
SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                             PROSPECTUS SUPPLEMENT

The Company................................................................ S-2
Description of Senior Medium-Term Notes, Series A.......................... S-2
Supplemental Plan of Distribution.......................................... S-4

                                  PROSPECTUS

Available Information......................................................   2
Incorporation of Certain Documents By Reference............................   3
The Company................................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Use of Proceeds............................................................   5
Securities.................................................................   5
Description of Senior Notes................................................   6
Pledged Electric Bonds and Electric Utility Mortgage.......................  13
Pledged Gas Bonds and Gas Utility Mortgage.................................  16
Book-Entry System..........................................................  19
Plan of Distribution.......................................................  21
Legal Matters..............................................................  22
Experts....................................................................  22

===============================================================================
===============================================================================

                                 $500,000,000


                                 [LOGO OF PSE]

                               MEDIUM-TERM NOTES
                            DUE NINE MONTHS OR MORE
                              FROM DATE OF ISSUE

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              MERRILL LYNCH & CO.
                            NATIONSBANC MONTGOMERY
                               SECURITIES, INC.
                             SALOMON SMITH BARNEY

                            DECEMBER 16, 1997

===============================================================================

                            PUGET SOUND ENERGY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. LIST OF EXHIBITS


 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Form of Distribution Agreement.(1)
   4.1   Form of Indenture related to Senior Notes.(1)
   4.2   Fortieth through Seventy-fifth Supplemental Indentures defining the rights of the holders of the Company's First Mortgage Bonds. (Exhibit
         2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-
         13347; Exhibits 2-e through and including 2-k to Registration No. 2-
         60200; Exhibit 4-h to Registration No. 2-17465; Exhibits 2-1, 2-m and
         2-n to Registration No. 2-60200; Exhibits 2-m to Registration No. 2-
         37645; Exhibit 2-o through and including 2-s to Registration No. 2-
         60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to
         Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061;
         Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual
         Report on Form 10-K for the fiscal year ended December 31, 1985,
         Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Company's
         Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to
         Company's Current Report on Form 8-K, dated September 5, 1986; Exhibit
         (4)-b to Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to
         Registration No. 33-18506; Exhibit (4)-b to Annual Report on Form 10-K
         for the fiscal year ended December 31, 1989, Commission
         File No. 1-4393; Exhibit (4)-b to Annual Report on Form 10-K for the
         fiscal year ended December 31, 1990, Commission File No. 1-4393;
         Exhibits (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c
         to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-
         53056; and Exhibit 4.3 to Registration No. 33-63278.
   4.3   Rights Agreement, dated as of January 15, 1991, between the Company and The Chase Manhattan Bank, N.A., as Rights Agent. (Exhibit 2.1 to
         Registration Statement on Form 8-A filed on January 17, 1991,
         Commission File No. 1-4393)
   4.4   Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of January 15, 1991, between the Registrant and the Bank of
         New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent. (Exhibit 2.1 to Registration Statement on Form 8 filed on
         August 30, 1991)
   4.5   Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of
         New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent. (Exhibit 1 to Registration Statement on Form 8-A/A filed on
         October 27, 1995)
   4.6   Pledge Agreement dated August 1, 1991, between the Company and The
         First National Bank of Chicago, as Trustee. (Exhibit (4)-j to
         Registration No. 33-45916)
   4.7   Loan Agreement dated August 1, 1991, between the City of Forsyth,
         Rosebud County, Montana and the Company. (Exhibit (4)-k to
         Registration No. 33-45916)
   4.8   Statement of Relative Rights and Preferences for the Adjustable Rate
         Cumulative Preferred Stock, Series B ($25 Par Value). (Exhibit 1.1 to
         Registration Statement on Form 8-A filed February 14, 1994, Commission
         File No. 1-4393)
   4.9   Statement of Relative Rights and Preferences for the Preference Stock,
         Series R, $50 Par Value. (Exhibit 1.5 to Registration Statement on
         Form 8-A filed February 14, 1994, Commission File No. 1-4393)
   4.10  Statement of Relative Rights and Preferences for the 7 3/4% Series
         Preferred Stock Cumulative, $100 Par Value. (Exhibit 1.6 to
         Registration Statement on Form 8-A filed February 14, 1994, Commission
         File No. 1-4393)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   4.11  Pledge Agreement, dated as of March 1, 1992, by and between the
         Company and Chemical Bank relating to a series of first mortgage bonds. (Exhibit 4.15 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393)
   4.12  Pledge Agreement, dated as of April 1, 1993, by and between the
         Company and The First National Bank of Chicago, relating to a series of first mortgage bonds. (Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-
         4393)
   4.13  Form of Statement of Relative Rights and Preferences for the Series II
         Cumulative Preferred Stock, $25 Par Value (included as Annex F to the
         Joint Proxy Statement/Prospectus filed February 1, 1996).
   4.14  Form of Statement of Relative Rights and Preferences for the Series
         III Cumulative Preferred Stock, $25 Par Value (included as Annex F to the Joint Proxy Statement/Prospectus filed February 1, 1996).
   4.15  Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
         Registration No. 2-14307).
   4.16  Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
         8-K for month of August 1966, File No. 0-951).
   4.17  Twelfth Supplemental Indenture dated as of November 1, 1972
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit to Form 8-K for November 1972, File No. 0-951).
   4.18  Seventeenth Supplemental Indenture dated as of August 9, 1978
         (incorporated herein by reference to Washington Energy Company Exhibit
         5-K.18, Registration No. 2-64428).
   4.19  Twenty-sixth Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
         No. 0-951).
   4.20  Twenty-seventh Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
         No. 0-951).
   4.21  Twenty-eighth Supplemental Indenture dated as of July 31, 1991
         (incorporated herein by reference to Washington Natural Gas Company exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
         0-951).
   4.22  Twenty-ninth Supplemental Indenture dated as of June 1, 1993
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-49599).
   4.23  Thirtieth Supplemental Indenture dated as of August 15, 1995
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-61859).
   4.24  Form of Supplemental Indenture related to Senior Notes.
   4.25  Form of Supplemental Indenture related to Pledged Electric Bonds.
   5.1   Opinion of Perkins Coie.(1)
  12.1   Statement setting forth computations of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12-a to Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1997).
  23.1   Consent of Perkins Coie (contained in opinion referenced as Exhibit
         5.1).
  23.2   Consent of Coopers & Lybrand L.L.P. (included on page II-5).
  23.3   Consent of Arthur Andersen LLP (included on page II-6).
  24.1   Power of attorney (contained on signature page of Registration
         Statement on page II-3).
  25.1   Statement of Eligibility of Senior Note Trustee on Form T-1.(1)

--------

(1) Previously filed.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bellevue, State of Washington, on December 15, 1997.

                                          PUGET SOUND ENERGY, INC.

                                          By    /s/ Richard R. Sonstelie
                                            ___________________________________
                                                   Richard R. Sonstelie
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby authorizes and appoints James P. Torgerson, Donald E. Gaines and Tommy G. Leong, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, or any Registration Statements to be filed in connection with this Registration Statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registrant's Registration Statement has been signed by the following persons in the capacities indicated below on the 15th day of December, 1997.

                  SIGNATURE                                       TITLE
                  ---------                                       -----

         /s/ Richard R. Sonstelie            Chairman, Chief Executive Officer and Director
 ___________________________________________  (Principal Executive Officer)
             Richard R. Sonstelie

          /s/ William S. Weaver*             President and Director
 ___________________________________________
              William S. Weaver

          /s/ James P. Torgerson*            Vice President and Chief Financial Officer
 ___________________________________________  (Principal Financial Officer)
              James P. Torgerson

          /s/ James W. Eldredge*             Corporate Secretary and Controller
 ___________________________________________  (Principal Accounting Officer)
              James W. Eldredge

          /s/ Douglas P. Beighle*            Director
 ___________________________________________
              Douglas P. Beighle


                  SIGNATURE                              TITLE
                  ---------                              -----

          /s/ Charles W. Bingham*            Director
 ___________________________________________
              Charles W. Bingham

         /s/ Phyllis J. Campbell*            Director
 ___________________________________________
             Phyllis J. Campbell

           /s/ Donald J. Covey*              Director
 ___________________________________________
               Donald J. Covey

           /s/ Robert L. Dryden*             Director
 ___________________________________________
               Robert L. Dryden

            /s/ John D. Durbin*              Director
 ___________________________________________
                John D. Durbin

            /s/ John W. Ellis*               Director
 ___________________________________________
                John W. Ellis

           /s/ Daniel J. Evans*              Director
 ___________________________________________
               Daniel J. Evans

           /s/ Tomio Moriguchi*              Director
 ___________________________________________
               Tomio Moriguchi

          /s/ Sally G. Narodick*             Director
 ___________________________________________
              Sally G. Narodick

            /s/ R. Kirk Wilson*              Director
 ___________________________________________
                R. Kirk Wilson

*By:

     /s/ Donald E. Gaines
  __________________________________

             Donald E. Gaines

             Attorney-in-fact

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) on Form S-3 (File No. 333-41181) of our reports dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Energy, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in the Company's Current Report on Form 8-K, filed on October 24, 1997 and in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."

COOPERS & LYBRAND, L.L.P.

Seattle, Washington

December 12, 1997

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as it relates to Washington Energy Company and Washington Natural Gas Company (the Companies), of our reports dated October 31, 1996 included in Puget Sound Energy, Inc.'s Form 8-K dated October 24, 1997 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Companies subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Seattle, Washington

December 12, 1997

                                 EXHIBIT INDEX

  Certain of the following exhibits are filed herewith. Certain other of the following exhibits have been filed heretofore with the Commission and are incorporated herein by reference.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Form of Distribution Agreement.(1)
   4.1   Form of Indenture related to Senior Notes.(1)
   4.2   Fortieth through Seventy-fifth Supplemental Indentures defining the rights of the holders of the Company's First Mortgage Bonds. (Exhibit
         2-d to Registration No. 2-60200; Exhibit 4-c to Registration No. 2-
         13347; Exhibits 2-e through and including 2-k to Registration No. 2-
         60200; Exhibit 4-h to Registration No. 2-17465; Exhibits 2-1, 2-m and
         2-n to Registration No. 2-60200; Exhibits 2-m to Registration No. 2-
         37645; Exhibit 2-o through and including 2-s to Registration No. 2-
         60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to
         Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061;
         Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual
         Report on Form 10-K for the fiscal year ended December 31, 1985,
         Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Company's
         Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to
         Company's Current Report on Form 8-K, dated September 5, 1986; Exhibit
         (4)-b to Company's Quarterly Report on Form 10-Q for the quarter ended
         September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to
         Registration No. 33-18506; Exhibit (4)-b to Annual Report on Form 10-K
         for the fiscal year ended December 31, 1989, Commission
         File No. 1-4393; Exhibit (4)-b to Annual Report on Form 10-K for the
         fiscal year ended December 31, 1990, Commission File No. 1-4393;
         Exhibits (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c
         to Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-
         53056; and Exhibit 4.3 to Registration No. 33-63278.
   4.3   Rights Agreement, dated as of January 15, 1991, between the Company and The Chase Manhattan Bank, N.A., as Rights Agent. (Exhibit 2.1 to
         Registration Statement on Form 8-A filed on January 17, 1991,
         Commission File No. 1-4393)
   4.4   Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of January 15, 1991, between the Registrant and the Bank of
         New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent. (Exhibit 2.1 to Registration Statement on Form 8 filed on
         August 30, 1991)
   4.5   Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of
         New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
         Agent. (Exhibit 1 to Registration Statement on Form 8-A/A filed on
         October 27, 1995)
   4.6   Pledge Agreement dated August 1, 1991, between the Company and The
         First National Bank of Chicago, as Trustee. (Exhibit (4)-j to
         Registration No. 33-45916)
   4.7   Loan Agreement dated August 1, 1991, between the City of Forsyth,
         Rosebud County, Montana and the Company. (Exhibit (4)-k to
         Registration No. 33-45916)
   4.8   Statement of Relative Rights and Preferences for the Adjustable Rate
         Cumulative Preferred Stock, Series B ($25 Par Value). (Exhibit 1.1 to
         Registration Statement on Form 8-A filed February 14, 1994, Commission
         File No. 1-4393)
   4.9   Statement of Relative Rights and Preferences for the Preference Stock,
         Series R, $50 Par Value. (Exhibit 1.5 to Registration Statement on
         Form 8-A filed February 14, 1994, Commission File No. 1-4393)
   4.10  Statement of Relative Rights and Preferences for the 7 3/4% Series
         Preferred Stock Cumulative, $100 Par Value. (Exhibit 1.6 to
         Registration Statement on Form 8-A filed February 14, 1994, Commission
         File No. 1-4393)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   4.11  Pledge Agreement, dated as of March 1, 1992, by and between the
         Company and Chemical Bank relating to a series of first mortgage bonds. (Exhibit 4.15 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393)
   4.12  Pledge Agreement, dated as of April 1, 1993, by and between the
         Company and The First National Bank of Chicago, relating to a series of first mortgage bonds. (Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-
         4393)
   4.13  Form of Statement of Relative Rights and Preferences for the Series II
         Cumulative Preferred Stock, $25 Par Value (included as Annex F to the
         Joint Proxy Statement/Prospectus filed February 1, 1996).
   4.14  Form of Statement of Relative Rights and Preferences for the Series
         III Cumulative Preferred Stock, $25 Par Value (included as Annex F to the Joint Proxy Statement/Prospectus filed February 1, 1996).
   4.15  Indenture of First Mortgage dated as of April 1, 1957 (incorporated herein by reference to Washington Natural Gas Company Exhibit 4-B,
         Registration No. 2-14307).
   4.16  Sixth Supplemental Indenture dated as of August 1, 1966 (incorporated herein by reference to Washington Natural Gas Company Exhibit to Form
         8-K for month of August 1966, File No. 0-951).
   4.17  Twelfth Supplemental Indenture dated as of November 1, 1972
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit to Form 8-K for November 1972, File No. 0-951).
   4.18  Seventeenth Supplemental Indenture dated as of August 9, 1978
         (incorporated herein by reference to Washington Energy Company Exhibit
         5-K.18, Registration No. 2-64428).
   4.19  Twenty-sixth Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.19, Form 10-K for the year ended September 30, 1990, File
         No. 0-951).
   4.20  Twenty-seventh Supplemental Indenture dated as of September 1, 1990
         (incorporated herein by reference to Washington Natural Gas Company
         Exhibit 4-B.20, Form 10-K for the year ended September 30, 1988, File
         No. 0-951).
   4.21  Twenty-eighth Supplemental Indenture dated as of July 31, 1991
         (incorporated herein by reference to Washington Natural Gas Company exhibit 4-A, Form 10-Q for the quarter ended March 31, 1993, File No.
         0-951).
   4.22  Twenty-ninth Supplemental Indenture dated as of June 1, 1993
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-49599).
   4.23  Thirtieth Supplemental Indenture dated as of August 15, 1995
         (incorporated herein by reference to Exhibit 4-A of Washington Natural
         Gas Company's S-3 Registration Statement, Registration No. 33-61859).
   4.24  Form of Supplemental Indenture related to Senior Notes.
   4.25  Form of Supplemental Indenture related to Pledged Electric Bonds.
   5.1   Opinion of Perkins Coie.(1)
  12.1   Statement setting forth computations of ratios of earnings to fixed charges (incorporated herein by reference to Exhibit 12-a to Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1997).
  23.1   Consent of Perkins Coie (contained in opinion referenced as Exhibit
         5.1).
  23.2   Consent of Coopers & Lybrand L.L.P. (included on page II-5).
  23.3   Consent of Arthur Andersen LLP (included on page II-6).
  24.1   Power of attorney (contained on signature page of Registration
         Statement on page II-3).
  25.1   Statement of Eligibility of Senior Note Trustee on Form T-1.(1)

--------

(1) Previously filed.